Exhibit A
AGREEMENT
The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.
Date: September 28, 2022 FLINT A. LANE
By:	/s/ Flint A. Lane
Flint A. Lane

FL 2009 GRAT FBO TKL
BY:	Kathryn E. Lane
ITS:	Sole Trustee

By:	/s/ Kathryn E. Lane

FL 2009 GRAT FBO KML
BY:	Kathryn E. Lane
ITS:	Sole Trustee

By:	/s/ Kathryn E. Lane

FL 2009 GRAT FBO APL
BY:	Kathryn E. Lane
ITS:	Sole Trustee

By:	/s/ Kathryn E. Lane